As filed with the Securities and Exchange Commission on August 5, 1999

                                           Registration No. 333-
=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ----------------------------
                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        ----------------------------

                            GLIMCHER REALTY TRUST
             (Exact name of issuer as specified in its charter)

                Maryland                        31-1390518
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

                            20 South Third Street
                            Columbus, Ohio, 43215
                               (614) 621-9000
             (Address, including zip code and telephone number,
                       of principal executive offices)

                  Glimcher Realty Trust 1997 Incentive Plan
                          (Full title of the plan)

                           ----------------------

                              Herbert Glimcher
                           Chief Executive Officer
                            Glimcher Realty Trust
                            20 South Third Street
                            Columbus, Ohio  43215
          (Name, address, including zip code, of agent for service)

                               (614) 621-9000
        (Telephone number, including area code, of agent for service)

                           ----------------------

                                 Copies to:
                            Alan S. Pearce, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
                         1290 Avenue of the Americas
                          New York, New York  10104


              Approximate date of proposed sale to the public:
  From time to time after the effective date of this Registration Statement

                       CALCULATION OF REGISTRATION FEE

=============================================================================
Title of                                        Proposed
Each Class         Amount        Proposed        Maximum
of Secur-          to be          Maximum       Aggregate      Amount of
ities to be      Registered   Offering Price    Offering     Registration
Registered         (1)(2)      Per Share (3)    Price (4)         Fee
--------------   -----------  --------------  ------------   ------------

Common
Shares of
Beneficial
Interest,
$.01 par
value per
share             3,000,000       $16.552    $49,656,946.24   $13,804.63

=============================================================================

(1) The maximum number of Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares") as to which options or awards may be granted under the Glimcher Realty Trust 1997 Incentive Plan (the "1997 Plan").

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is deemed to include additional Common Shares issuable under the terms of the 1997 Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

     Pursuant to Rule 416(b) of the Securities Act, if prior to the completion of the distribution of the Common Shares covered by this Registration Statement, all the securities of a class which includes the Common Shares being registered by this Registration Statement are combined by a reverse split into a lesser amount of securities of the same class, the amount of undistributed shares of the Common Shares covered by this Registration Statement shall be proportionately reduced.

(3) Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the Proposed Maximum Offering Price per share of the Common Shares offered hereunder pursuant to the 1997 Plan is a weighted average price based on (i) 1,821,302 shares of the Common Shares reserved for issuance under such plan that are not currently subject to outstanding options, at a price per share of $16.4687, which is the average of the highest and lowest prices per share reported on the New York Stock Exchange on July 30, 1999 and (ii) the exercise price of 1,178,698 shares of Common Shares reserved for issuance under such plan that are subject to options already granted and outstanding as of July 30, 1999.

(4)  Estimated solely for the purpose of calculating the registration fee.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 1997 Plan covered by this Registration Statement as required by Rule 428(b). These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Securities and Exchange Commission (the "Commission") allows Glimcher Realty Trust, a Maryland real estate investment trust (the "Company") to "incorporate by reference" the information the Company files with the Commission, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that the Company files later with the Commission will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

          1. The Company's Annual Report on Form 11-K for the year ended December 31, 1998, filed with the Commission on June 29, 1999;

          2. The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 30, 1999;

          3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, filed with the Commission on May 14, 1999;

          4.   The Company's Annual Proxy Statement, filed on Definitive
Schedule 14A with the Commission on March 30, 1999;

          5. The Company's Current Report on Form 8-K, filed with the Commission on March 12, 1999; and

          6. The description of the Company's Common Shares contained in the Company's Registration Statement on Form S-11 (File No. 33-69740) filed with the Commission on September 30, 1993 and the documents incorporated therein by reference.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting the Company at the following address:

          William G. Cornely
          Executive Vice President,
          Chief Operating Officer, Chief Financial Officer and Treasurer Glimcher Realty Trust
          20 South Third Street
          Columbus, Ohio  43215

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Trustees and Officers.

        Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") permits a real estate investment trust to include in its Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), a provision limiting the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action . The Company's Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner, of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Company's bylaws ("Bylaws") obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any legal or regulatory proceeding to which he is made a party by reason of his service in that capacity.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

        The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

4.1 Amended and Restated Declaration of Trust, incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-69740), filed with the Commission on September 30, 1993.

4.2 Amendment to the Company's Amended and Restated Declaration of Trust, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 21, 1995.

4.3 Bylaws, incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-69740), filed with the Commission on September 30, 1993.

4.4 Specimen Certificate for Common Shares of Beneficial Interest, $.01 par value per share, incorporated by reference to the Company's Registration Statement on Form S-.11 (File No. 33-69740), filed with the Commission on September 30, 1993.

4.5 Glimcher Realty Trust 1997 Incentive Plan, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

4.6 Rights Agreement, dated as of March 9, 1999, between the Company and the Harris Trust and Savings Bank, as Rights Agent, incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Commission on March 12, 1999.

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to the Company, as to the legality of the Common Shares being registered hereby.

23.1    Consent of PricewaterhouseCoopers LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

          (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 2nd day of August, 1999.

                         GLIMCHER REALTY TRUST

                         By:/s/ Herbert Glimcher
                            --------------------------
                              Herbert Glimcher
                              Chairman, Chief Executive Officer and President


                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Herbert Glimcher and William
G. Cornely, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Name                     Title                                   Date
     ----                     -----                                   ----
/s/ Herbert Glimcher     Chairman, Chief Executive Officer,    August 2, 1998
-----------------------    President and Trustee (Principal
   Herbert Glimcher        Executive Officer)


/s/ William G. Cornely   Executive Vice President,             August 2, 1998
------------------------   Chief Operating Officer,
   William G. Cornely      Chief Financial Officer
                           and Treasurer (Principal Financial
                           Officer and Principal Accounting
                           Officer)


/s/ Michael P. Glimcher  Executive Vice President              August 2, 1998
------------------------   and Trustee
   Michael P. Glimcher


/s/ George A. Schmidt    Executive Vice President,             August 2, 1998
------------------------   General Counsel and Secretary
   George A. Schmidt       and Trustee


/s/ Philip G. Barach     Trustee                               August 2, 1998
------------------------
   Philip G. Barach


/s/ Oliver Birckhead     Trustee                               August 2, 1998
------------------------
   Oliver Birckhead


/s/ E. Gordon Gee        Trustee                               August 2, 1998
------------------------
   E. Gordon Gee


/s/ David J. Glimcher    Trustee                               August 2, 1998
------------------------
   David J. Glimcher


/s/ Alan R. Weiler       Trustee                               August 2, 1998
------------------------
   Alan R. Weiler


/s/ Harvey Weinberg      Trustee                               August 2, 1998
------------------------
   Harvey Weinberg

                                EXHIBIT INDEX


No.     Document

4.1 Amended and Restated Declaration of Trust, incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-69740), filed with the Commission on September 30, 1993.

4.2 Amendment to the Company's Amended and Restated Declaration of Trust, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 21, 1995.

4.3 Bylaws, incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-69740), filed with the Commission on September 30, 1993.

4.4 Specimen Certificate for Common Shares of Beneficial Interest, $.01 par value per share, incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-69740), filed with the Commission on September 30, 1993.

4.5 Glimcher Realty Trust 1997 Incentive Plan, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

4.6 Rights Agreement, dated as of March 9, 1999, between the Company and the Harris Trust and Savings Bank, as Rights Agent, incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Commission on March 12, 1999.

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to the Company, as to the legality of the Common Shares being registered hereby.

23.1    Consent of PricewaterhouseCoopers LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).